Exhibit 4

ChuoAoyama PricewaterhouseCoopers	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying balance sheets of Japan Bank for International Cooperation as of March 31, 2004 and 2003, and the related statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Bank for International Cooperation as of March 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan
June 25, 2004

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2004	March 31, 2003	March 31, 2004
Assets
Cash and due from banks (Note 3)	¥217,328	¥288,284	$2,056
Securities (Notes 4 and 20)	120,514	122,912	1,140
Loans (Note 5)	19,306,245	20,164,343	182,668
Miscellaneous assets (Note 6)	704,284	367,673	6,664
Premises and equipment (Note 7)	27,178	28,449	257
Deferred charges on bonds and notes (Note 8)	2,707	2,267	26
Customers’ liabilities for acceptances and guarantees	724,924	629,082	6,859
Allowance for possible loan losses (Note 9)	(263,425)	(308,163)	(2,492)

Total assets	¥20,839,757	¥21,294,849	$197,178

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2004	March 31, 2004	March 31, 2004
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥1,561,373	¥1,589,084	$14,773
Borrowings (Note 11)	10,392,925	11,218,681	98,334
Miscellaneous liabilities (Note 12)	246,191	321,126	2,329
Allowance for bonus payments	918	754	9
Allowance for employee retirement benefits (Note 13)	17,429	18,090	165
Acceptances and guarantees (Note 14)	724,924	629,082	6,859

Total liabilities	12,943,761	13,776,818	122,469

Equity
Capital attributable to the International Financial Account	985,500	985,500	9,324
Capital attributable to the Overseas Economic Cooperation Account	6,704,644	6,504,344	63,437
Reserve attributable to the International Financial Account (Note 17)	638,582	608,336	6,042
Reserve attributable to the Overseas Economic Cooperation Account (Note 17)	20,667	280,719	196
Accumulated deficit	(453,398)	(860,868)	(4,290)

Total equity	7,895,995	7,518,031	74,709

Total liabilities and equity	¥20,839,757	¥21,294,849	$197,178

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2003	FY 2002	FY 2003
Income
Interest income	¥519,452	¥568,783	$4,915
Interest on loans	467,635	533,388	4,425
Interest and dividend income on securities	2,280	2,659	22
Interest on due from banks	1,609	3,640	15
Interest on swaps (net)	47,926	29,095	453
Fees and Commissions	6,746	5,934	64
Other operating income	309	—	3
Other ordinary income	494	201	5
Grant from general account (Note 16)	30,000	—	284
Reversal of allowance for possible loan losses	—	187,816	—
Recovery of Written-off Claims	3,084	4,119	29
Profits on sales of premises and equipment	689	11	6

Total income	560,777	766,867	5,306

Expenses
Interest expenses	305,501	372,503	2,891
Interest on bonds and notes	61,145	71,881	579
Amortization of discounts on bonds and notes	—	5	—
Interest on borrowings	244,355	300,617	2,312
Fees and Commissions	5,754	4,981	54
Other operating expenses	5,123	947	49
Foreign exchange losses	4,256	193	41
Amortization of bonds and notes issuance costs	651	567	6
Others	216	186	2
General and administrative expenses	24,435	27,425	231
Other ordinary expenses	12,036	401	114
Provision for allowance for possible loan losses	9,921	—	94
Write-off of loans	122	—	1
Write-off of equities and securities, etc.	1,924	351	18
Others	67	49	1
Losses on disposal of premises and equipment	14	43	0
ODA-loan related losses (Note 16)	—	855,616	—

Total expense	352,866	1,261,919	3,339

Net income (loss)	¥207,910	¥(495,051)	$1,967

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2003	FY 2002	FY 2003
Cash flows from operating activities
Net income (loss)	¥207,910	¥(495,051)	$1,967
Depreciation and amortization	1,461	1,593	14
Decrease in allowance for possible loan losses	(44,737)	(179,664)	(423)
Decrease in allowance for possible investment losses	—	(1,119)	—
Increase in allowance for bonus payments	163	158	1
(Decrease) increase in allowance for employee retirement benefits	(660)	2,065	(6)
Interest income	(519,452)	(568,783)	(4,915)
Interest expenses	305,501	372,503	2,890
Net loss on securities	1,992	1,520	19
Foreign exchange loss (gain)	299,725	(12,049)	2,836
Net (gain) loss on sales of premises and equipment	(674)	31	(6)
Net decrease in loans	316,955	1,395,069	2,999
Net increase in bonds and notes	54,212	51,465	513
Net decrease in borrowings	(825,756)	(1,055,797)	(7,813)
Net decrease in due from banks (excluding cash equivalents)	87,302	247,161	826
Interest received	630,355	551,275	5,964
Interest paid	(321,621)	(396,384)	(3,043)
Others, net	(319,839)	8,414	(3,026)

Net cash used in operating activities	(127,160)	(77,589)	(1,203)

Cash flows from investing activities
Purchases of securities	(262)	(474)	(2)
Sales of securities	635	189	6
Expenditures on premises and equipment	(842)	(629)	(8)
Proceeds from sales of premises and equipment	858	37	8

Net cash provided by (used in) investing activities	389	(876)	4

Cash flows from financing activities
Proceeds from issuance of capital from Government	200,300	219,100	1,895
Payment to National Treasury	(38,459)	(30,400)	(364)

Net cash provided by financing activities	161,840	188,699	1,531

Effect of exchange rate changes on cash and cash equivalents	(0)	(1)	(0)

Net increase in cash and cash equivalents	35,068	110,233	332

Cash and cash equivalents at the beginning of the period	117,669	7,437	1,113

Cash and cash equivalents at the end of the period	¥152,738	¥117,669	$1,445

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2003	¥985,500	¥6,504,344	¥608,336	¥280,719	¥(860,868)	¥7,518,031

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	30,246	—	(30,246)	—

Transfer from reserve to net earnings accounted under JBIC Law	—	—	—	(260,051)	260,051	—

Payment to National Treasury	—	—	—	—	(30,246)	(30,246)

Issuance of capital from Government	—	200,300	—	—	—	200,300

Net income	—	—	—	—	207,910	207,910

Balance at March 31, 2004	¥985,500	¥6,704,644	¥638,582	¥20,667	¥(453,398)	¥7,895,995

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	37,675	64,823	(102,498)	—

Transfer from reserve to net earnings accounted under the JBIC Law	—	—	—	—	—	—

Payment to National Treasury	—	—	—	—	(37,675)	(37,675)

Total	¥—	¥—	¥37,675	¥64,823	¥(140,174)	¥(37,675)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(593,573)	¥—

See accompanying "Notes to Financial Statements" which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of dollars
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2003	$9,324	$61,542	$5,756	$2,656	$(8,145)	$71,133

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	286	—	(286)	—

Transfer from reserve to net earnings accounted under JBIC Law	—	—	—	(2,460)	2,460	—

Payment to National Treasury	—	—	—	—	(286)	(286)

Issuance of capital from Government	—	1,895	—	—	—	1,895

Net income	—	—	—	—	1,967	1,967

Balance at March 31, 2004	$9,324	$63,437	$6,042	$196	$(4,290)	$74,709

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	356	614	(970)	—

Transfer from reserve of the Overseas Economic Cooperation Account	—	—		614	(614)	—

Transfer from reserve to net earnings accounted under the JBIC Law	—	—	—	—	—	—

Payment to National Treasury	—	—	—	—	(356)	(356)

Total	$—	$—	$356	$614	$(1,326)	$(356)

Unappropriated Accumulated deficit	$—	$—	$—	$—	$(5,616)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2002	¥985,500	¥6,285,244	¥564,230	¥182,296	¥(179,183)	¥7,838,088

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	44,105	98,422	(142,528)	—

Transfer from reserve to net earnings accounted under JBIC Law	—	—	—	—	—	—

Payment to National Treasury	—	—	—	—	(44,105)	(44,105)

Issuance of capital from Government	—	219,100	—	—	—	219,100

Net loss	—	—	—	—	(495,051)	(495,051)

Balance at March 31, 2003	¥985,500	¥6,504,344	¥608,336	¥280,719	¥(860,868)	¥7,518,031

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	30,246	—	(30,246)	—

Transfer from reserve to net earnings accounted under JBIC Law	—	—	—	(260,051)	260,051	—

Payment to National Treasury	—	—	—	—	(30,246)	(30,246)

Total	¥—	¥—	¥30,246	¥(260,051)	¥199,559	¥(30,246)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(661,309)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥105.69=$1.00, the exchange rate as of March 31, 2004, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c)	Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d)	Hedge accounting for interest rate risks

(i)	Hedge accounting

JBIC measures derivatives used for interest rate hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the value of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the effectiveness testing date.

(e)	Hedge accounting for foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are measured using the deferral method. In the previous fiscal year, the transitional treatments stated in The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25 were applied to these transactions. Effective from the current fiscal year, in accordance with the standard treatments of JICPA Industry Audit Committee Report No. 25, hedge accounting is applied to currency-swap transactions, exchange swap transactions and similar transactions intended to hedge risks of borrowing and lending in different currencies by swapping the borrowing currency for the lending currency.

The effectiveness of the hedging instruments described above, such as currency-swap, exchange swap and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

With regard to derivatives, JBIC has applied hedge accounting from this fiscal year as stated in Note 2 (d) and (e) above.

As a result, currency-swap, exchange swap and similar transactions which had previously been accounted for on an accrual basis are stated at market value and net assets or liabilities are recorded on the balance sheets. Consequently, the captions “Accrued income” and “Other assets” have decreased by ¥11,310 million ($107 million) and ¥307,674 million ($2,911 million) respectively, “Derivatives” included in “Miscellaneous assets” has increased by ¥459,846 million ($4,351 million), “Derivatives” included in “Miscellaneous liabilities” has decreased by ¥20,531 million ($194 million), “Deferred hedged losses” has decreased by ¥8,269 million ($78 million), and “Deferred hedged gains” has increased by ¥153,123 million ($1,449 million). These changes have no effects on the results of operations.

(g)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on a straight-line basis over its useful economic life (5 years).

(h)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal year beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

JBIC has not yet applied this new standard nor has determined the effect of applying it on the financial statements.

(i)	Method of amortization for deferred charges

“Discounts on bonds and notes” are amortized over terms of redemption, and “Bonds and notes issuance costs” are amortized over 3 years, on a straight-line basis in accordance with the Commercial Code of Japan.

Until the fiscal year ended March 31, 2003, the amounts of amortization of discounts on bonds and notes had been presented in “Amortization of discounts on bonds and notes” as their own account. In accordance with the amendment of the applicable law which regulates the reporting standards, from April 1, 2003, they are presented in “Interest on bonds and notes” combined with interest.

(j)	Allowance for possible loan losses

JBIC provides “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(k)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors are included in the account as of March 31, 2004 but not included in the previous fiscal year.

(l)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(m)	Consumption taxes

Consumption taxes including local consumption tax are excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2004, and 2003 is as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Cash and due from banks		217,328		288,284		2,056
Due from banks (*)		(64,590)		(170,614)		(611)

Cash and cash equivalents		¥152,738		¥117,669		$1,445

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Equity		119,902		122,269		1,134
Other securities		612		642		6

		¥120,514		¥122,912		$1,140

5. Loans

All loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2004 and 2003 are as follows:

International Financial Account	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Bankrupt loans		83		665		1
Non-accrual loans		216,429		147,029		2,048
Past due loans (3 months or more)		16,032		92,620		151
Restructured loans		385,225		372,451		3,645

		¥617,770		¥612,767		$5,845

Overseas Economic Cooperation Account	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Bankrupt loans		—		—		—
Non-accrual loans		51,584		90,596		488
Past due loans (3 months or more)		54,245		51,186		513
Restructured loans		730,673		—		6,914

		¥836,504		¥141,783		$7,915

(a)	“Bankrupt loans,” which are classified as non-accrual (i.e. interest receivable is admitted to be no longer accrued), are loans to borrowers who fall into the following categories:
•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan
•	who have had their transactions with the promissory note clearinghouse suspended
•	who have begun similar proceedings under any foreign law.
These loans are categorized as loans to “Bankrupt borrowers” under the self-assessment of asset quality.

(b)	“Non-accrual loans” are loans that are classified as non-accrual and which do not fall into the “Bankrupt loans” category. These loans are categorized as loans to “Substantially bankrupt borrowers” or “Potentially bankrupt borrowers” under the self-assessment of asset quality.

(c)	“Past due loans (3 month or more)” are loans whose principal and/or interest is past due three months or more counted from the date following the scheduled payment date, and which do not fall into the “Bankrupt loans” and “Non-accrual loans” categories. These loans are also categorized as loans to “Watchlist borrowers” under the self-assessment of asset quality.

(d)	“Restructured loans” are loans whose contracts were amended in favor of obligors (e.g. reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring processes of the obligors in financial difficulties, and which do not fall into the “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (3 month or more)” categories. These loans are also categorized as loans to “Watchlist borrowers” under the self-assessment of asset quality.

(e)	The amounts of Loans indicated in the table above are shown the gross amounts prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
International Financial Account		463,600		363,922		4,386
Overseas Economic Cooperation Account		1,251,786		1,203,975		11,844

In the past, JBIC had not categorized the loans rescheduled under the Paris Club agreements, indicated above, under “Restructured loans.” This was based on the assumption that, unlike loans provided by private financial institutions, their nature as public creditor provides an asset securing mechanism under the international framework which accords a high probability of repayment.

However, in order to facilitate comparison with private financial institutions, effective from the current fiscal year, JBIC now classifies those loans to borrowers classified under the self assessment as “Watchlisted” (but not “Past due loans (3 months or more)) that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥115,380 million ($1,092 million) of which ¥78,955 million ($747 million) represents original principal attributable to the International Financial Account and ¥730,673 million ($6,913 million) of which ¥565,183 million ($5,348 million) represents original principal attributable to the Overseas Economic Cooperation Account.

(g)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, that is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2004 and 2003 are ¥5,486,046 million ($51,907 million) and ¥5,907,279 million, respectively.

(h)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2004 and 2003 are ¥18,092 million ($171 million) and ¥7,870 million, respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Prepaid expenses		1,174		1,644		11
Accrued income (a)		184,799		295,431		1,748
Derivatives		495,869		57,733		4,692
Preliminary payment to the National Treasury (b)		19,185		10,971		182
Others (c)		3,255		1,891		31

		¥704,284		¥367,673		$6,664

(Notes)

(a)	“Accrued income” includes ¥183,144 million ($1,733 million) of accrued interest on loans and others as of March 31, 2004, and ¥278,593 million of accrued interest on loans and ¥15,011 million of accrued interests on swaps and others as of March 31, 2003.
(b)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted on an accrual basis.
(c)	“Others” includes ¥1,720 million ($16 million) of suspense payments and ¥303 million ($3 million) of other accounts receivable and others as of March 31, 2004, and ¥607 million of other accounts receivable and others as of March 31, 2003.

7. Premises and equipment

Premises and equipment as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
Tangible fixed assets	¥		¥		$
Land		12,576		12,672		119
Buildings		26,698		26,235		253
Equipment		5,208		5,234		49
Construction in progress		218		237		2

Total		¥44,701		¥44,379		$423
Less-accumulated depreciation		18,024		17,127		171

Net book value		¥26,677		¥27,252		$252

Intangible fixed assets	¥		¥		$
Software		1,124		1,081		11
Guarantee deposit		491		497		5
Others		66		66		0

Total		¥1,682		¥1,646		$16
Less-accumulated depreciation		660		438		6

Net book value		¥1,022		¥1,207		$10

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Deferred discounts on bonds and notes		1,291		1,302		12
Deferred bonds and notes issuance costs		1,416		965		14

		¥2,707		¥2,267		$26

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
General allowance for possible loan losses		124,683		172,304		1,180
Specific allowance for possible loan losses		128,208		132,346		1,213
Allowance for possible losses on specific overseas loans		10,533		3,512		99

		¥263,425		¥308,163		$2,492

10. Bonds and notes

Bonds and notes as of March 31, 2004 and 2003 are as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2004 (In millions)		Interest rate (%)	Maturity date	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
						¥		¥		$
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 27, 32, 33, 35-37, 39, 40, 42, 46	May 1993- June 1999	JPY USD EUR GBP	60,000 1,600 1,428 400	2.875- 8.250	June 2004- June 2008		490,423		843,484		4,640

Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1-6	November 1999- December 2003	JPY USD EUR	60,000 3,000 1,000	0.350- 7.125, LIBOR +0.0625	June 2005- December 2013		505,950		420,600		4,787

FILP Agency Bonds 1-10 (*)	October 2001- February 2004	JPY	540,000	0.240- 1.520	September 2006- December 2013		540,000		300,000		5,109

Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 8, 9	December 1995- November 1996	JPY	25,000	2.9-3.0	December 2005- November 2006		25,000		25,000		237

							¥1,561,373		¥1,589,084		$14,773

(*)	Non-government guaranteed bonds issued in domestic market

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2004 are as follows:

	In millions of yen		In millions of U.S. dollars
	¥		$
Fiscal year 2004		133,973		1,268
2005		265,242		2,510
2006		292,926		2,772
2007		205,366		1,943
2008		213,735		2,022

11. Borrowings

Borrowings as of March 31, 2004 and 2003 are as follows:

	Average interest rate		Due date of repayment	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
Long-term borrowings				¥		¥		$
Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.14	}	May 2004- December 2018		10,176,101		10,934,283		96,283
Borrowings from the Government Post Office Life Insurance Fund	2.34				216,824		284,398		2,051

					¥10,392,925		¥11,218,681		$98,334

Long-term borrowings with maturities for the next five years as of March 31, 2004 are as follows:

	In millions of yen		In millions of U.S. dollars
	¥		$
Fiscal year 2004		1,302,190		12,321
2005		1,264,845		11,967
2006		1,294,297		12,246
2007		1,593,977		15,082
2008		1,743,656		16,498

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Accrued expenses (a)		68,881		84,471		651
Unearned income		2,199		2,398		21
Derivatives		16,790		34,770		159
Deferred hedge gains (b)		153,571		15,371		1,453
Others (c)		4,747		184,114		45

		¥246,191		¥321,126		$2,329

(Notes)

(a)	“Accrued expenses” includes ¥45,499 million ($430 million) of accrued interest on borrowings and ¥22,069 million ($209 million) of accrued interest on bonds and notes and others as of March 31, 2004, and ¥52,575 million of accrued interest on borrowings and ¥26,320 million of accrued interest on bonds and notes and others as of March 31, 2003.
(b)	“Deferred hedge gains” are net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting as of March 31, 2004 are ¥169,900 million ($1,608 million) and ¥16,328 million ($154 million) respectively, and as of March 31, 2003 are ¥273,907 million and ¥258,536 million respectively.

(c)	“Others” includes ¥4,643 million ($44 million) of suspense receipts and others as of March 31, 2004, and ¥178,104 million of deferred foreign exchange and ¥5,947 million of suspense receipts and others as of March 31, 2003.

13. Employee retirement benefits

JBIC has a defined benefits pension plan comprising welfare pension fund plan and lump-sum severance indemnity plan.

(a) The funded status of the pension plans

Disposition		March 31, 2004 (In millions of of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
		¥		¥		$
Projected benefit obligation	(A)		(22,690)		(22,334)		(215)
Fair value of plans assets	(B)		5,261		4,244		50
Unfunded pension obligation	(C) = (A) + (B)		(17,429)		(18,090)		(165)
Unrecognized net obligation at transition	(D)		—		—		—
Unrecognized net actuarial gains/losses	(E)		—		—		—
Unrecognized prior service cost	(F)		—		—		—
Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)		(17,429)		(18,090)		(165)
Prepaid pension cost	(H)		—		—		—

Allowance for employee retirement benefits	(G) – (H)		¥(17,429)		¥(18,090)		$(165)

(Note) The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b) Component of pension cost

Disposition	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Service cost		934		945		9
Interest cost		443		510		4
Expected return on plan assets		(63)		(68)		(0)
Amortization of prior service cost		—		(300)		—
Amortization of net actuarial gains/losses		(625)		2,172		(6)
Amortization of net obligation at transition		—		—		—
Other Costs		—		—		—

Net pension cost		¥688		¥3,258		$7

(c) Principal assumptions made

	March 31, 2004	March 31, 2003
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis

Amortization period of prior service costs	—	Prior service cost is charged to net income for the year

Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Acceptances and guarantees

Acceptances and Guarantees as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Acceptances		—		—		—
Guarantees		724,924		629,082		6,859

		¥724,924		¥629,082		$6,859

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2004 and 2003.

16. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported the extraordinary loss (“ODA-loan related losses”) in the previous fiscal year. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC a grant totaling ¥30 billion ($284 million) corresponding to “ODA-loan related losses” out of its general account for the current fiscal year.

17. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account, and the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings from the Overseas Economic Cooperation Account, respectively.

18. Lease transactions

Lease transactions in the fiscal year ended March 31, 2004 and 2003 are as follows:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Acquisition cost
Equipment		322		—		3
Others		506		—		5

Total		¥828		¥—		$8
Accumulated depreciation
Equipment		38		—		0
Others		50		—		1

Total		¥89		¥—		$1
Net balance
Equipment		283		—		3
Others		455		—		4

Total		¥738		¥—		$7

•	Future lease payment obligations as of March 31, 2004 and 2003 are summarized below:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Due within 1 year		162		—		2
Due after 1 year		579		—		5

Total		¥742		¥—		$7

•	Lease payment, depreciation expenses and interest expense for the fiscal year ended March 31, 2004 are ¥95 million ($1 million), ¥91 million ($1 million) and ¥7 million ($0 million) respectively. There are no corresponding amounts for the fiscal year ended March 31, 2003.

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to interest expenses, and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2004 and 2003 are summarized below:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Due within 1 year		1		9		0
Due after 1 year		—		2		—

Total		¥1		¥11		$0

19. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2004 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure, and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)				(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/notional amount		Credit risk		Contract amount/notional amount		Credit risk
	¥		¥		$		$
Interest rate swaps		19,950		838		189		8
Currency swaps		41,997		7,902		397		75
Forward exchange contracts		14		0		0		0
Other derivatives		—		—		—		—
Credit risk reductions through nettings		—		(1,806)		—		(17)

Total		¥61,962		¥6,934		$586		$66

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

Gains or losses arising from changes in fair value of interest rate related derivatives are not included in the statement of operations.

Hedge accounting is applied to all interest rate-related derivative transactions.

(f)	Currency-related transactions

Gains or losses arising from changes in fair value of currency related derivatives are not included in the statement of operations.

Hedge accounting is applied to all currency-related derivative transactions.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit Derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2003 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)
Credit risk amounts of derivative etc.	Contract amount/ notional amount		Credit risk
	¥		¥
Interest rate swaps		17,001		1,093
Currency swaps		45,528		5,456
Forward exchange contracts		14		0
Other derivatives		—		—
Credit risk reductions through nettings		—		(2,526)

Total		¥62,543		¥4,023

(Note) Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

Gains or losses arising from changes in fair value of interest rate related derivatives are not included in the statement of operations.

Hedge accounting is applied to all interest rate-related derivative transactions.

(f)	Currency-related transactions

Gains or losses arising from changes in fair value of currency related derivatives are not included in the statement of operations.

Certain currency swaps have been accounted for by using the accrual method of accounting based on the transitional applications described in “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry.” The contractual amount, market value and unrealized gain/(loss) of such currency swaps accounted for on accrual method are as follows:

	March 31, 2003 (In millions of yen)
Type	Contractual amount		Market value		Unrealized gain/(loss)
	¥		¥		¥
Currency swaps		4,536,027		118,779		—

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit Derivatives transactions

Not applicable

20. Market value of securities

Notes to market value of securities as March 31, 2004 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		$
Held-to-maturity debt securities
Unlisted foreign securities		—		—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter		117,110		1,108
Unlisted foreign equities		2,791		26
Unlisted Japanese local government bonds		—		—
Unlisted Japanese corporate bonds		—		—
Unlisted foreign bonds		—		—
Other Japanese securities		—		—
Other unlisted foreign securities		612		6

Total		¥120,514		$1,140

(g)	Change of classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2003 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2003 In millions of yen
	¥
Held-to-maturity debt securities
Unlisted foreign securities		—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter		119,084
Unlisted foreign equities		3,184
Unlisted Japanese local government bonds		—
Unlisted Japanese corporate bonds		—
Unlisted foreign bonds		—
Other Japanese securities		—
Other unlisted foreign securities		642

Total		¥122,912

(g)	Change of classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

ChuoAoyama PricewaterhouseCoopers	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying International Financial Account balance sheets of Japan Bank for International Cooperation as of March 31, 2004 and 2003, and the related International Financial Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Bank for International Cooperation as of March 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers Tokyo, Japan June 25, 2004

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2004	March 31, 2003	March 31, 2004
Assets
Cash and due from banks (Note 3)	¥182,404	¥228,527	$1,726
Loans (Note 4)	8,727,720	9,738,760	82,578
Miscellaneous assets (Note 5)	622,481	224,946	5,890
Premises and equipment (Note 6)	19,880	20,784	188
Deferred charges on bonds and notes (Note 7)	2,694	2,249	26
Customers’ liabilities for acceptances and guarantees	724,924	629,082	6,859
Allowance for possible loan losses (Note 8)	(133,868)	(127,151)	(1,267)

Total assets	¥10,146,237	¥10,717,200	$96,000

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2004	March 31, 2003	March 31, 2004
Liabilities and equity
Liabilities
Bonds and notes (Note 9)	¥1,536,373	¥1,564,084	$14,537
Borrowings (Note 10)	6,027,018	6,606,964	57,025
Miscellaneous liabilities (Note 11)	225,843	300,891	2,137
Allowance for bonus payments	569	467	5
Allowance for employee retirement benefits (Note 12)	10,806	11,215	102
Acceptances and guarantees (Note 13)	724,924	629,082	6,859

Total liabilities	8,525,535	9,112,705	80,665

Equity
Capital attributable to the International Financial Account	985,500	985,500	9,325
Reserve attributable to the International Financial Account (Note 15)	638,582	608,336	6,042
Retained earnings (Accumulated deficit)	(3,380)	10,658	(32)

Total equity	1,620,702	1,604,494	15,335

Total liabilities and equity	¥10,146,237	¥10,717,200	$96,000

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2003	FY 2002	FY 2003
Income
Interest income	¥264,451	¥318,185	$2,502
Interest on loans	214,915	285,453	2,033
Interest on due from banks	1,609	3,636	15
Interest on swaps (net)	47,926	29,095	454
Fees and Commissions	6,116	5,327	58
Other operating income	309	—	3
Other ordinary income	404	129	4
Reversal of allowance for possible loan losses	—	57,410	—
Recovery of Written-off Claims	32	159	0
Profits on sales of premises and equipment	420	2	4

Total income	271,735	381,215	2,571

Expenses
Interest expenses	183,666	232,381	1,738
Interest on bonds and notes	60,400	71,141	572
Interest on borrowings	123,266	161,240	1,166
Fees and Commissions	3,574	3,099	34
Other operating expenses	4,924	755	47
Foreign exchange losses	4,058	2	39
Amortization of bonds and notes issuance costs	651	567	6
Others	214	185	2
General and administrative expenses	15,279	17,169	144
Other ordinary expenses	17,826	351	169
Provision for allowance for possible loan losses	17,704	—	168
Write-off of loans	122	—	1
Write-off of equities and securities, etc.	—	351	—
Losses on disposal of premises and equipment	10	36	0
ODA-loan related losses	—	39,188	—

Total expense	225,281	292,982	2,132

Net income	¥46,453	¥88,232	$439

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2003	FY 2002	FY 2003
Cash flows from operating activities
Net income	¥46,453	¥88,232	$439
Depreciation and amortization	1,025	1,127	10
Increase (decrease) in allowance for possible loan losses	6,717	(63,991)	64
Decrease in allowance for possible investment losses	—	(1,119)	—
Increase in allowance for bonus payments	101	98	1
(Decrease) increase in allowance for employee retirement benefits	(409)	1,280	(4)
Interest income	(264,451)	(318,185)	(2,502)
Interest expenses	183,666	232,381	1,738
Net loss on securities	—	1,471	—
Foreign exchange loss (gain)	299,531	(12,226)	2,834
Net (gain) loss on sales of premises and equipment	(410)	34	(4)
Net decrease in loans	469,897	796,319	4,446
Net increase in bonds and notes	54,212	51,465	513
Net decrease in borrowings	(579,946)	(967,684)	(5,487)
Net decrease in due from banks (excluding cash equivalents)	87,947	200,850	832
Interest received	314,047	323,273	2,971
Interest paid	(199,334)	(256,309)	(1,886)
Others, net	(320,063)	7,726	(3,028)

Net cash provided by operating activities	98,986	84,743	937

Cash flows from investing activities
Expenditures on premises and equipment	(522)	(390)	(5)
Proceeds from sales of premises and equipment	525	22	5

Net cash provided by (used in) investing activities	2	(368)	0

Cash flows from financing activities
Payment to National Treasury	(38,459)	(30,400)	(364)

Net cash used in financing activities	(38,459)	(30,400)	(364)

Effect of exchange rate changes on cash and cash equivalents	(0)	(0)	(0)

Net increase in cash and cash equivalents	60,529	53,975	573

Cash and cash equivalents at the beginning of the period	58,796	4,821	556

Cash and cash equivalents at the end of the period	¥119,325	¥58,796	$1,129

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Retained earnings / (Accumulated deficit)	Total Equity
Balance at March 31, 2003	¥985,500	¥608,336	¥10,658	¥1,604,494

Transfer from net earnings accounted under the JBIC Law to reserve	—	30,246	(30,246)	—
Payment to National Treasury	—	—	(30,246)	(30,246)
Issuance of capital from Government	—	—	—	—
Net income	—	—	46,453	46,453

Balance at March 31, 2004	¥985,500	¥638,582	¥(3,380)	¥1,620,702

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	37,675	(37,675)	—
Payment to National Treasury	—	—	(37,675)	(37,675)

Total	¥—	¥37,675	¥(75,351)	¥(37,675)

Unappropriated Accumulated deficit	¥—	¥—	¥(78,731)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of dollars
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Retained earnings / (Accumulated deficit)	Total Equity
Balance at March 31, 2003	$9,325	$5,756	$101	$15,182

Transfer from net earnings accounted under the JBIC Law to reserve	—	286	(286)	—
Payment to National Treasury	—	—	(286)	(286)
Issuance of capital from Government	—	—	—	—
Net income	—	—	439	439

Balance at March 31, 2004	$9,325	$6,042	$(32)	$15,335

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	356	(356)	—
Payment to National Treasury	—	—	(356)	(356)

Total	$—	$356	$(712)	$(356)

Unappropriated Accumulated deficit	$—	$—	$(744)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Retained earnings/ (Accumulated deficit)	Total Equity
Balance at March 31, 2002	¥985,500	¥564,230	¥10,636	¥1,560,367
Transfer from net earnings accounted under the JBIC Law to reserve	—	44,105	(44,105)	—
Payment to National Treasury	—	—	(44,105)	(44,105)
Issuance of capital from Government	—	—	—	—
Net income	—	—	88,232	88,232

Balance at March 31, 2003	¥985,500	¥608,336	¥10,658	¥1,604,494

Appropriations:
Transfer from net earnings accounted under JBIC Law to reserve	—	30,246	(30,246)	—
Payment to National Treasury	—	—	(30,246)	(30,246)

Total	¥—	¥30,246	¥(60,492)	¥(30,246)

Unappropriated Accumulated deficit	¥—	¥—	¥(49,834)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing a separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥105.69=$1.00, the exchange rate as of March 31, 2004, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c)	Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d)	Hedge accounting for interest rate risks

(i)	Hedge accounting

JBIC measures derivatives used for interest rate hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the value of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the effectiveness testing date.

(e)	Hedge accounting for foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are measured using the deferral method. In the previous fiscal year, the transitional treatments stated in The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25 were applied to these transactions. Effective from the current fiscal year, in accordance with the standard treatments of JICPA Industry Audit Committee Report No. 25, hedge accounting is applied to currency-swap transactions, exchange swap transactions and similar transactions intended to hedge risks of borrowing and lending in different currencies by swapping the borrowing currency for the lending currency.

The effectiveness of the hedging instruments described above, such as currency-swap, exchange swap and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

With regard to derivatives, JBIC has applied hedge accounting from this fiscal year as stated in Note 2 (d) and (e) above.

As a result, currency-swap, exchange swap and similar transactions which had previously been accounted for on an accrual basis are stated at market value and net assets or liabilities are recorded on the balance sheets. Consequently, the captions “Accrued income” and “Other assets” have decreased by ¥11,310 million ($107 million) and ¥307,674 million ($2,911 million) respectively, “Derivatives” included in “Miscellaneous assets” has increased by ¥459,846 million ($4,351 million), “Derivatives” included in “Miscellaneous liabilities” has decreased by ¥20,531 million ($194 million), “Deferred hedged losses” has decreased by ¥8,269 million ($78 million), and “Deferred hedged gains” has increased by ¥153,123 million ($1,449 million). These changes have no effects on the results of operations.

(g)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on a straight-line basis over its useful economic life (5 years).

(h)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal year beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

JBIC has not yet applied this new standard nor has determined the effect of applying it on the financial statements.

(i)	Method of amortization for deferred charges

“Discounts on bonds and notes” are amortized over terms of redemption, and “Bonds and notes issuance costs” are amortized over 3 years, on a straight-line basis in accordance with the Commercial Code of Japan.

Until the fiscal year ended March 31, 2003, the amounts of amortization of discounts on bonds and notes had been presented in “Amortization of discounts on bonds and notes” as their own account. In accordance with the amendment of the applicable law which regulates the reporting standards, from April 1, 2003, they are presented in “Interest on bonds and notes” combined with interest.

(j)	Allowance for possible loan losses

JBIC provides “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 4 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(k)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors are included in the account as of March 31, 2004 but not included in the previous fiscal year.

(l) Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(m) Consumption taxes

Consumption taxes including local consumption tax are excluded from the transaction amounts.

3.	Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2004, and 2003 is as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Cash and due from banks		182,404		228,527		1,726
Due from banks (*)		(63,078)		(169,731)		(597)

Cash and cash equivalents		¥119,325		¥58,796		$1,129

(*)	Excluding Due from Bank of Japan

4.	Loans

All loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Bankrupt loans		83		665		1
Non-accrual loans		216,429		147,029		2,048
Past due loans (3 months or more)		16,032		92,620		151
Restructured loans		385,225		372,451		3,645

		¥617,770		¥612,767		$5,845

(a)	“Bankrupt loans,” which are classified as non-accrual (i.e. interest receivable is admitted to be no longer accrued), are loans to borrowers who fall into the following categories:

•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan

•	who have had their transactions with the promissory note clearinghouse suspended

•	who have begun similar proceedings under any foreign law.

These loans are categorized as loans to “Bankrupt borrowers” under the self-assessment of asset quality.

(b)	“Non-accrual loans” are loans that are classified as non-accrual and which do not fall into the “Bankrupt loans” category. These loans are categorized as loans to “Substantially bankrupt borrowers” or “Potentially bankrupt borrowers” under the self-assessment of asset quality.

(c)	“Past due loans (3 month or more)” are loans whose principal and/or interest is past due three months or more counted from the date following the scheduled payment date, and which do not fall into the “Bankrupt loans” and “Non-accrual loans” categories. These loans are also categorized as loans to “Watchlist borrowers” under the self-assessment of asset quality.

(d)	“Restructured loans” are loans whose contracts were amended in favor of obligors (e.g. reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring processes of the obligors in financial difficulties, and which do not fall into the “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (3 month or more)” categories. These loans are also categorized as loans to “Watchlist borrowers” under the self-assessment of asset quality.

(e)	The amounts of Loans indicated in the table above are shown the gross amounts prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
International Financial Account		463,600		363,922		4,386

In the past, JBIC had not categorized the loans rescheduled under the Paris Club agreements, indicated above, under “Restructured loans.” This was based on the assumption that, unlike loans provided by private financial institutions, their nature as public creditor provides an asset securing mechanism under the international framework which accords a high probability of repayment.

However, in order to facilitate comparison with private financial institutions, effective from the current fiscal year, JBIC now classifies those loans to borrowers classifed under the self assessment as “Watchlisted” (but not “Past due loans (3 months or more)) that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥115,380 million ($1,092 million) of which ¥78,955 millon ($747 million) represents original principal attributable to the International Financial Account.

(g)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, that is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2004 and 2003 are ¥1,445,085 million ($13,673 million) and ¥1,685,551 million respectively.

(h)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2004 and 2003 are ¥18,092 million ($171 million) and ¥7,765 million, respectively.

5. Miscellaneous assets

Miscellaneous assets as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Prepaid expenses		728		1,019		7
Accrued income (a)		104,991		154,333		993
Derivatives		495,869		57,733		4,692
Preliminary payment to the National Treasury (b)		19,185		10,971		182
Others (c)		1,706		888		16

		¥622,481		¥224,946		$5,890

(Notes)

(a)	“Accrued income” includes ¥103,654 million ($981 million) of accrued interest on loans and others as of March 31, 2004, and ¥137,824 million of accrued interest on loans and ¥15,011 million of accrued interests on swaps and others as of March 31, 2003.
(b)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted on an accrual basis.
(c)	“Others” includes ¥1,079 million ($10 million) of suspense payments and ¥303 million ($3 million) of other accounts receivable and others as of March 31, 2004, and ¥607 million of other accounts receivable and others as of March 31, 2003.

6. Premises and equipment

Premises and equipment as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Tangible fixed assets
Land		9,556		9,618		91
Buildings		19,478		19,202		184
Equipment		3,951		3,992		37
Construction in progress		135		146		1

Total		¥33,121		¥32,961		$313
Less-accumulated depreciation		13,412		12,773		127

Net book value		¥19,708		¥20,187		$186

Intangible fixed assets	¥		¥		$
Software		697		670		7
Guarantee deposit		162		163		1
Others		66		66		1

Total		¥926		¥901		$9
Less-accumulated depreciation		431		293		4

Net book value		¥495		¥607		$5

7.	Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)	March 31, 2003 (In millions of yen)	March 31, 2004 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥1,278	¥1,284	$12
Deferred bonds and notes issuance costs	1,416	965	14

	¥2,694	¥2,249	$26

8.	Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)	March 31, 2003 (In millions of yen)	March 31, 2004 (In millions of U. S. dollars)
General allowance for possible loan losses	¥44,798	¥63,426	$424
Specific allowance for possible loan losses	78,536	60,212	743
Allowance for possible losses on specific overseas loans	10,533	3,512	100

	¥133,868	¥127,151	$1,267

9. Bonds and notes

Bonds and notes as of March 31, 2004 and 2003 are as follows:

Description of Bonds and notes	Date of issuance	Currency and amounts March 31, 2004 (In millions)		Interest rate (%)	Maturity date	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
						¥		¥		$
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 27, 32, 33, 35-37, 39, 40, 42, 46	May 1993- June 1999	JPY USD EUR GBP	60,000 1,600 1,428 400	2.875- 8.250	June 2004- June 2008		490,423		843,484		4,640

Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1-6	November 1999- December 2003	JPY USD EUR	60,000 3,000 1,000	0.350- 7.125, LIBOR +0.0625	June 2005-December 2013		505,950		420,600		4,787

FILP Agency Bonds 1-10 (*)	October 2001- February 2004	JPY	540,000	0.240- 1.520	September 2006- December 2013		540,000		300,000		5,110

							¥1,536,373		¥1,564,084		$14,537

(*)	Non-government guaranteed bonds issued in domestic market

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2004 are as follows:

	In millions of yen		In millions of U.S. dollars
	¥		$
Fiscal year 2004		133,973		1,268
2005		250,242		2,368
2006		282,926		2,677
2007		205,366		1,943
2008		213,735		2,022

10. Borrowings

Borrowings as of March 31, 2004 and 2003 are as follows:

	Average interest rate		Due date of repayment	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
Long-term borrowings				¥		¥		$

Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.87	}	May 2004- March 2014		5,892,214		6,426,646		55,750
Borrowings from the Government Post Office Life Insurance Fund	2.40				134,804		180,318		1,275

					¥6,027,018		¥6,606,964		$57,025

Long-term borrowings with maturities for the next five years as of March 31, 2004 are as follows:

	In millions of yen		In millions of U.S. dollars
	¥		$
Fiscal year 2004		767,842		7,265
2005		740,807		7,009
2006		794,184		7,514
2007		1,135,482		10,744
2008		1,323,994		12,527

11. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Accrued expenses (a)		51,184		66,536		484
Unearned income		2,199		2,398		21
Derivatives		16,790		34,770		159
Deferred hedge gains (b)		153,571		15,371		1,453
Others (c)		2,097		181,815		20

		¥225,843		¥300,891		$2,137

(Notes)

(a)	“Accrued expenses” includes ¥28,322 million ($268 million) of accrued interest on borrowings and ¥22,046 million ($209 million) of accrued interest on bonds and notes and others as of March 31, 2004, and ¥34,941 million of accrued interest on borrowings and ¥26,298 million of accrued interest on bonds and notes and others as of March 31, 2003.
(b)	“Deferred hedge gains” are net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting as of March 31, 2004 are ¥169,900 million ($1,608 million) and ¥16,328 million ($154 million) respectively, and as of March 31, 2003 are ¥273,907 million and ¥258,536 million respectively.
(c)	“Others” includes ¥1,993 million ($19 million) of suspense receipts and others as of March 31, 2004, and ¥178,104 million of deferred foreign exchange and ¥3,648 million of suspense receipts and others as of March 31, 2003.

12. Employee retirement benefits

JBIC has a defined benefits pension plan comprising welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition		March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
		¥		¥		$
Projected benefit obligation	(A)		(14,068)		(13,847)		(133)
Fair value of plans assets	(B)		3,261		2,631		31
Unfunded pension obligation	(C) = (A) + (B)		(10,806)		(11,215)		(102)
Unrecognized net obligation at transition	(D)		—		—		—
Unrecognized net actuarial gains/losses	(E)		—		—		—
Unrecognized prior service cost	(F)		—		—		—
Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)		(10,806)		(11,215)		(102)
Prepaid pension cost	(H)		—		—		—

Allowance for employee retirement benefits	(G) – (H)		¥(10,806)		¥(11,215)		$(102)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b)	Component of pension cost

Disposition	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Service cost		579		586		5
Interest cost		274		316		3
Expected return on plan assets		(39)		(42)		(0)
Amortization of prior service cost		—		(186)		—
Amortization of net actuarial gains/losses		(387)		1,346		(4)
Amortization of net obligation at transition		—		—		—
Other Costs		—		—		—

Net pension cost		¥426		¥2,020		$4

(c)	Principal assumptions made

	March 31, 2004	March 31, 2003
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	Prior service cost is charged to net income for the year
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

13. Acceptances and guarantees

Acceptances and Guarantees as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Acceptances		—		—		—
Guarantees		724,924		629,082		6,859

		¥724,924		¥629,082		$6,859

14. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2004 and 2003.

15. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account.

16. Lease transactions

Lease transactions in the fiscal year ended March 31, 2004 and 2003 are as follows:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2004 and 2003, are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Acquisition cost
Equipment		199		—		2
Others		313		—		3

Total		¥513		¥—		$5
Accumulated depreciation
Equipment		24		—		0
Others		31		—		0

Total		¥55		¥—		$0
Net balance
Equipment		175		—		2
Others		282		—		3

Total		¥458		¥—		$5

•	Future lease payment obligations as of March 31, 2004 and 2003 are summarized below:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Due within 1 year		100		—		1
Due after 1 year		359		—		3

Total		¥460		¥—		$4

•	Lease payment, depreciation expenses and interest expense for the fiscal year ended March 31, 2004 are ¥59 million ($1 million), ¥56 million ($1 million) and ¥4 million ($0 million) respectively. There are no corresponding amounts for the fiscal year ended March 31, 2003.

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to interest expenses, and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2004 and 2003 are summarized below:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Due within 1 year		1		5		0
Due after 1 year		—		1		—

Total		¥1		¥7		$0

17. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2004 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure, and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)				(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/notional amount		Credit risk		Contract amount/notional amount		Credit risk
	¥		¥		$		$
Interest rate swaps		19,950		838		189		8
Currency swaps		41,997		7,902		397		75
Forward exchange contracts		14		0		0		0
Other derivatives		—		—		—		—
Credit risk reductions through nettings		—		(1,806)		—		(17)

Total		¥61,962		¥6,934		$586		$66

(Note	)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

Gains or losses arising from changes in fair value of interest rate related derivatives are not included in the statement of operations.

Hedge accounting is applied to all interest rate-related derivative transactions.

(f)	Currency-related transactions

Gains or losses arising from changes in fair value of currency related derivatives are not included in the statement of operations.

Hedge accounting is applied to all currency-related derivative transactions.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2003 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)
Credit risk amounts of derivative etc.	Contract amount/notional amount		Credit risk
	¥		¥
Interest rate swaps		17,001		1,093
Currency swaps		45,528		5,456
Forward exchange contracts		14		0
Other derivatives		—		—
Credit risk reductions through Nettings		—		(2,526)

Total		¥62,543		¥4,023

(Note	)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

Gains or losses arising from changes in fair value of interest rate related derivatives are not included in the statement of operations.

Hedge accounting is applied to all interest rate-related derivative transactions.

(f)	Currency-related transactions

Gains or losses arising from changes in fair value of currency related derivatives are not included in the statement of operations.

Certain currency swaps have been accounted for by using the accrual method of accounting based on the transitional applications described in “Treatment of Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in the Banking Industry.” The contractual amount, market value and unrealized gain/(loss) of such currency swaps accounted for on accrual method are as follows:

	March 31, 2003 (In millions of yen)
Type	Contractual amount		Market value		Unrealized gain/(loss)
	¥		¥		¥
Currency swaps		4,536,027		118,779		—

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit derivatives transactions

Not applicable

18. Market value of securities

Notes to market value of securities as March 31, 2004 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable

Not applicable

(g)	Change of classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2003 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable

Not applicable

(g)	Change of classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

ChuoAoyama PricewaterhouseCoopers	PRICEWATERHOUSECOOPERS

Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying Overseas Economic Cooperation Account balance sheets of Japan Bank for International Cooperation as of March 31, 2004 and 2003, and the related Overseas Economic Cooperation Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overseas Economic Cooperation Account Japan Bank for International Cooperation as of March 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan June 25, 2004

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	March 31, 2004	March 31, 2003	March 31, 2004
Assets
Cash and due from banks (Note 3)	¥34,924	¥59,756	$331
Securities (Notes 4 and 19)	120,514	122,912	1,140
Loans (Note 5)	10,578,524	10,425,582	100,090
Miscellaneous assets (Note 6)	81,802	142,726	774
Premises and equipment (Note 7)	7,297	7,665	69
Deferred charges on bonds and notes (Note 8)	12	17	0
Allowance for possible loan losses (Note 9)	(129,557)	(181,011)	(1,226)

Total assets	¥10,693,520	¥10,577,649	$101,178

	In millions of yen	In millions of yen	In millions of U.S.dollars
	March 31, 2004	March 31, 2003	March 31, 2004
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥25,000	¥25,000	$237
Borrowings (Note 11)	4,365,907	4,611,717	41,309
Miscellaneous liabilities (Note 12)	20,347	20,234	192
Allowance for bonus payments	348	286	3
Allowance for employee retirement benefits (Note 13)	6,623	6,874	63

Total liabilities	4,418,226	4,664,112	41,804

Equity (Note 16)
Capital attributable to the Overseas Economic Cooperation Account	6,704,644	6,504,344	63,437
Reserve attributable to the Overseas Economic Cooperation Account	20,667	280,719	195
Accumulate deficit	(450,018)	(871,526)	(4,258)

Total equity	6,275,293	5,913,536	59,374

Total liabilities and equity	¥10,693,520	¥10,577,649	$101,178

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollar
	FY 2003	FY 2002	FY 2003
Income
Interest income	¥255,000	¥250,598	$2,413
Interest on loans	252,720	247,935	2,391
Interest and dividend income on securities	2,280	2,659	22
Interest on due from banks	0	3	0
Fees and Commissions	630	606	6
Other ordinary income	90	71	1
Grant from general account (Note 15)	30,000	—	284
Reversal of allowance for possible loan losses	7,782	130,405	74
Recovery of Written-off Claims	3,051	3,960	29
Profits on sales of premises and equipment	268	9	2

Total income	296,823	385,652	2,809

Expenses
Interest expenses	121,834	140,122	1,153
Interest on bonds and notes	744	740	7
Amortization of discounts on bonds and notes	—	5	—
Interest on borrowings	121,089	139,377	1,146
Fees and Commissions	2,180	1,882	20
Other operating expenses	199	192	2
Foreign exchange losses	197	190	2
Others	1	1	0
General and administrative expenses	9,156	10,256	87
Other ordinary expenses	1,992	49	19
Write-off of equities and securities, etc.	1,924	—	18
Others	67	49	1
Losses on disposal of premises and equipment	4	6	0
ODA-loan related losses (Note 15)	—	816,428	—

Total expense	135,366	968,936	1,281

Net income (loss)	¥161,457	¥(583,284)	$1,528

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2003	FY 2002	FY 2003
Cash flows from operating activities
Net income (loss)	¥161,457	¥(583,284)	$1,528
Depreciation and amortization	436	466	4
Decrease in allowance for possible loan losses	(51,454)	(115,673)	(487)
Increase in allowance for bonus payments	62	60	0
(Decrease) increase in allowance for employee retirement benefits	(251)	785	(2)
Interest income	(255,000)	(250,598)	(2,413)
Interest expenses	121,834	140,122	1,153
Net loss on securities	1,992	49	19
Foreign exchange loss	194	177	2
Net gain on sales of premises and equipment	(264)	(2)	(3)
Net increase in loans	(152,942)	598,750	(1,447)
Net decrease in borrowings	(245,810)	(88,113)	(2,326)
Net (increase) decrease in due from banks (excluding cash equivalents)	(645)	46,311	(6)
Interest received	316,308	228,002	2,993
Interest paid	(122,287)	(140,074)	(1,157)
Others, net	223	688	2

Net cash used in operating activities	(226,146)	(162,333)	(2,140)

Cash flows from investing activities
Purchases of securities	(262)	(474)	(2)
Sales of securities	635	189	6
Expenditures on premises and equipment	(319)	(239)	(3)
Proceeds from sales of premises and equipment	333	15	3

Net cash provided by (used in) investing activities	386	(508)	4

Cash flows from financing activities
Proceeds from issuance of capital from Government	200,300	219,100	1,895

Net cash provided by financing activities	200,300	219,100	1,895

Effect of exchange rate changes on cash and cash equivalents	(0)	(0)	(0)

Net increase (decrease) in cash and cash equivalents	(25,460)	56,257	(241)

Cash and cash equivalents at the beginning of the period	58,873	2,615	557

Cash and cash equivalents at the end of the period	¥33,412	¥58,873	$316

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2003	¥6,504,344	¥280,719	¥(871,526)	¥5,913,536

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	—	—

Transfer from reserve to net earnings accounted under JBIC Law	—	(260,051)	260,051	—

Payment to National Treasury	—	—	—	—

Issuance of capital from Government	200,300	—	—	200,300

Net income	—	—	161,457	161,457

Balance at March 31, 2004	¥6,704,644	¥20,667	¥(450,018)	¥6,275,293

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	64,823	(64,823)	—

Transfer from reserve to net earnings under the JBIC Law to reserve	—	—	—	—

Payment to National Treasury	—	—	—	—

Total	¥—	¥64,823	¥(64,823)	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(514,841)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of dollars
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2003	$61,542	$2,656	$(8,246)	$55,952

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	—	—

Transfer from reserve to net earnings accounted under JBIC Law	—	(2,461)	2,461	—

Payment to National Treasury	—	—	—	—

Issuance of capital from Government	1,895	—	—	1,895

Net income	—	—	1,527	1,527

Balance at March 31, 2004	$63,437	$195	$(4,258)	$59,374

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	613	(613)	—

Transfer from reserve to net earnings accounted under the JBIC Law	—	—	—	—

Payment to National Treasury	—	—	—	—

Total	$—	$613	$(613)	$—

Unappropriated Accumulated deficit	$—	$—	$(4,871)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2002	¥6,285,244	¥182,296	¥(189,819)	¥6,277,721

Transfer from net earnings accounted under the JBIC Law to reserve	—	98,422	(98,422)	—

Transfer from reserve to net earnings accounted under JBIC Law	—	—	—	—

Payment to National Treasury	—	—	—	—

Issuance of capital from Government	219,100	—	—	219,100

Net loss	—	—	(583,284)	(583,284)

Balance at March 31, 2003	¥6,504,344	¥280,719	¥(871,526)	¥5,913,536

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	—	—

Transfer from reserve to net earnings accounted under the JBIC Law	—	(260,051)	260,051	—

Payment to National Treasury	—	—	—	—

Total	¥—	¥(260,051)	¥260,051	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(611,475)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing a separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥105.69=$1.00, the exchange rate as of March 31, 2004, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c)	Foreign currency translation and revaluation method

JBIC maintains its accounting record in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(d)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on a straight-line basis over its useful economic life (5 years).

(e)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal year beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

JBIC has not yet applied this new standard nor has determined the effect of applying it on the financial statements.

(f)	Method of amortization for deferred charges

“Discounts on bonds and notes” are amortized over terms of redemption, and “Bonds and notes issuance costs” are amortized over 3 years, on a straight-line basis in accordance with the Commercial Code of Japan.

Until the fiscal year ended March 31, 2003, the amounts of amortization of discounts on bonds and notes had been presented in “Amortization of discounts on bonds and notes” as their own account. In accordance with the amendment of the applicable law which regulates the reporting standards, from April 1, 2003, they are presented in “Interest on bonds and notes” combined with interest.

(g)	Allowance for possible loan losses

JBIC provides “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(h)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors are included in the account as of March 31, 2004 but not included in the previous fiscal year.

(i)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(j)	Consumption taxes

Consumption taxes including local consumption tax are excluded from the transaction amounts.

3.	Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2004, and 2003 is as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Cash and due from banks		34,924		59,756		331
Due from banks (*)		(1,511)		(883)		(15)

Cash and cash equivalents		¥33,412		¥58,873		$316

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Equity		119,902		122,269		1,134
Other securities		612		642		6

		¥120,514		¥122,912		$1,140

5. Loans

All loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2004 and 2003 are as follows:

Overseas Economic Cooperation Account	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Bankrupt loans		—		—		—
Non-accrual loans		51,584		90,596		488
Past due loans (3 months or more)		54,245		51,186		513
Restructured loans		730,673		—		6,914

		¥836,504		¥141,783		$7,915

(a)	“Bankrupt loans,” which are classified as non-accrual (i.e. interest receivable is admitted to be no longer accrued), are loans to borrowers who fall into the following categories:

•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan

•	who have had their transactions with the promissory note clearinghouse suspended

•	who have begun similar proceedings under any foreign law.

These loans are categorized as loans to “Bankrupt borrowers” under the self-assessment of asset quality.

(b)	“Non-accrual loans” are loans that are classified as non-accrual and which do not fall into the “Bankrupt loans” category. These loans are categorized as loans to “Substantially bankrupt borrowers” or “Potentially bankrupt borrowers” under the self-assessment of asset quality.

(c)	“Past due loans (3 month or more)” are loans whose principal and/or interest is past due three months or more counted from the date following the scheduled payment date, and which do not fall into the “Bankrupt loans” and “Non-accrual loans” categories. These loans are also categorized as loans to “Watchlist borrowers” under the self-assessment of asset quality.

(d)	“Restructured loans” are loans whose contracts were amended in favor of obligors (e.g. reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring processes of the obligors in financial difficulties, and which do not fall into the “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (3 month or more)” categories. These loans are also categorized as loans to “Watchlist borrowers” under the self-assessment of asset quality.

(e)	The amounts of Loans indicated in the table above are shown the gross amounts prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Overseas Economic Cooperation Account		1,251,786		1,203,975		11,844

In the past, JBIC had not categorized the loans rescheduled under the Paris Club agreements, indicated above, under “Restructured loans.” This was based on the assumption that, unlike loans provided by private financial institutions, their nature as public creditor provides an asset securing mechanism under the international framework which accords a high probability of repayment.

However, in order to facilitate comparison with private financial institutions, effective from the current fiscal year, JBIC now classifies those loans to borrowers classified under the self assessment as “Watchlisted” (but not “Past due loans (3 months or more)) that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥730,673 million ($6,913 million) of which ¥565,183 million ($5,348 million) represents original principal attributable to the Overseas Economic Cooperation Account.

(g)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, that is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2004 and 2003 are ¥4,040,961 million ($38,234 million) and ¥4,221,727 million, respectively.

(h)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees in written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2003 were ¥105 million. There are no corresponding amounts as of March 31, 2004.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Prepaid expenses		446		625		4
Accrued income (a)		79,807		141,098		755
Others (b)		1,549		1,003		15

		¥81,802		¥142,726		$774

(Notes)

(a)	“Accrued income” includes ¥79,489 million ($752 million) of accrued interest on loans and others as of March 31, 2004, and ¥140,769 million of accrued interest on loans as of March 31, 2003.
(b)	“Others” includes ¥641 million ($6 million) of suspense payments and others as of March 31, 2004, and ¥148 million of suspense payments and others as of March 31, 2003.

7. Premises and equipment

Premises and equipment as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Tangible fixed assets
Land		3,019		3,054		29
Buildings		7,220		7,032		68
Equipment		1,257		1,241		12
Construction in progress		82		90		1

Total		¥11,580		¥11,418		$110
Less-accumulated depreciation		4,611		4,353		44

Net book value		¥6,968		¥7,065		$66

Intangible fixed assets	¥		¥		$
Software		427		411		4
Guarantee deposit		328		334		3

Total		¥755		¥745		$7
Less-accumulated depreciation		228		145		2

Net book value		¥527		¥599		$5

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Deferred discounts on bonds and notes		12		17		0

Total		¥12		¥17		$0

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
General allowance for possible loan losses		79,884		108,878		756
Specific allowance for possible loan losses		49,672		72,133		470
Allowance for possible losses on specific overseas loans		—		—		—

		¥129,557		¥181,011		$1,226

10. Bonds and notes

Bonds and notes as of March 31, 2004 and 2003 are as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2004 (In millions)		Interest rate (%)	Maturity date	March 31,2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
						¥		¥		$
Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 8,9	December 1995- November 1996	JPY	25,000	2.9- 3.0	December 2005- November 2006		25,000		25,000		237

							¥25,000		¥25,000		$237

(*)	Non-government guaranteed bonds issued in domestic market

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2004 are as follows:

	In millions of yen		In millions of U.S. dollars
	¥		$
Fiscal year 2004		—		—
2005		15,000		142
2006		10,000		95
2007		—		—
2008		—		—

11. Borrowings

Borrowings as of March 31, 2004 and 2003 are as follows:

	Average interest rate		Due date of repayment	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
Long-term borrowings				¥		¥		$

Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.51	}	September 2004- December 2018		4,283,887		4,507,637		40,533
Borrowings from the Government Post Office Life Insurance Fund	2.24				82,020		104,080		776

					¥4,365,907		¥4,611,717		$41,309

Long-term borrowings with maturities for the next five years as of March 31, 2004 are as follows:

	In millions of yen		In millions of U.S. dollars
	¥		$
Fiscal year 2004		534,348		5,056
2005		524,038		4,958
2006		500,113		4,732
2007		458,495		4,338
2008		419,662		3,971

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Accrued expenses (a)		17,697		17,935		167
Others (b)		2,650		2,299		25

		¥20,347		¥20,234		$192

(Notes)

(a)	“Accrued expenses” includes ¥17,176 million ($163 million) of accrued interest on borrowings and ¥22 million ($0 million) of accrued interest on bonds and notes and others as of March 31, 2004, and ¥17,634 million of accrued interest on borrowings and ¥22 million of accrued interest on bonds and notes and others as of March 31, 2003.
(b)	“Others” includes ¥2,650 million ($25 million) of suspense receipts and others as of March 31, 2004, and ¥2,299 million of suspense receipts and others as of March 31, 2003.

13. Employee retirement benefits

JBIC has a defined benefits pension plan comprising welfare pension fund plan and lump-sum severance indemnity plan.

(a) The funded status of the pension plans

Disposition		March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
		¥		¥		$
Projected benefit obligation	(A)		(8,622)		(8,487)		(82)
Fair value of plans assets	(B)		1,999		1,613		19
Unfunded pension obligation	(C) = (A) + (B)		(6,623)		(6,874)		(63)
Unrecognized net obligation at transition	(D)		—		—		—
Unrecognized net actuarial gains/losses	(E)		—		—		—
Unrecognized prior service cost	(F)		—		—		—
Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)		(6,623)		(6,874)		(63)
Prepaid pension cost	(H)		—		—		—

Allowance for employee retirement benefits	(G) – (H)		¥(6,623)		¥(6,874)		$(63)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b) Component of pension cost

Disposition	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U. S. dollars)
	¥		¥		$
Service cost		355		359		3
Interest cost		168		193		2
Expected return on plan assets		(24)		(26)		(0)
Amortization of prior service cost		—		(114)		—
Amortization of net actuarial gains/losses		(237)		825		(2)
Amortization of net obligation at transition		—		—		—
Other Costs		—		—		—

Net pension cost		¥261		¥1,238		$3

(c) Principal assumptions made

	March 31, 2004	March 31, 2003
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	Prior service cost is charged to net income for the year
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2004 and 2003.

15. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported an extraordinary loss (“ODA-loan related losses”) in the previous fiscal year. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC with a grant totaling ¥30 billion ($284 million) corresponding to “ODA-loan related losses” out of its general account for the current fiscal year.

16. Equity

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings on the Overseas Economic Cooperation Account.

Losses carried forward to the following fiscal year are simply the sum of “Accumulated deficit at the fiscal year end” and statutory appropriation of net earnings as stipulated by the related law of JBIC. The deficit, which represents the shortfall of net assets to capital attributable to the Overseas Economic Cooperation Account as of March 31, 2004 and 2003, are ¥429,350 million ($4,062 million) and ¥590,807 million, respectively.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2004 and 2003 are as follows:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased of leased property as of March 31, 2004 and 2003 are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Acquisition cost
Equipment		122		—		1
Others		192		—		2

Total		¥314		¥—		$3
Accumulated depreciation
Equipment		14		—		0
Others		19		—		0

Total		¥33		¥—		$1
Net balance
Equipment		107		—		1
Others		173		—		2

Total		¥280		¥—		$3

•	Future lease payment obligations as of March 31, 2004 and 2003 are summarized below:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Due within 1 year		61		—		1
Due after 1 year		220		—		2

Total		¥282		¥—		$3

•	Lease payment, depreciation expenses and interest expense for the fiscal year ended March 31, 2004 are ¥ 36 million ($0 million), ¥ 34 million ($0 million) and ¥2 million ($0 million) respectively. There are no corresponding amounts for the fiscal year ended March 31, 2003.

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to interest expenses, and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2004 and 2003 are summarized below:

	March 31, 2004 (In millions of yen)		March 31, 2003 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		¥		$
Due within 1 year		0		3		0
Due after 1 year		—		0		—

Total		¥0		¥4		$0

18. Derivative transactions

There were no derivative transactions in the fiscal year ended March 31, 2004 and 2003.

19. Market value of securities

Notes to market value of securities as March 31, 2004 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2004 (In millions of yen)		March 31, 2004 (In millions of U.S. dollars)
	¥		$
Held-to-maturity debt securities
Unlisted foreign securities		—		—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter		117,110		1,108
Unlisted foreign equities		2,791		26
Unlisted Japanese local government bonds		—		—
Unlisted Japanese corporate bonds		—		—
Unlisted foreign bonds		—		—
Other Japanese securities		—		—
Other unlisted foreign securities		612		6

Total		¥120,514		$1,140

(g)	Change of classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2003 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2003 (In millions of yen)
	¥
Held-to-maturity debt securities
Unlisted foreign securities		—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter		119,084
Unlisted foreign equities		3,184
Unlisted Japanese local government bonds		—
Unlisted Japanese corporate bonds		—
Unlisted foreign bonds		—
Other Japanese securities		—
Other unlisted foreign securities		642

Total		¥122,912

(g)	Change of classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable